EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pilgrim Bancshares, Inc. of our report dated March 24, 2015, relating to the consolidated financial statements of Pilgrim Bancshares, Inc. and Subsidiary as of December 31, 2014 and the related consolidated statements of loss, comprehensive income, changes in stockholders’ equity and cash flows for the year then ended appearing in the December 31, 2015 Annual Report on Form 10-K of Pilgrim Bancshares, Inc.

/s/ Shatswell, MacLeod & Company, P.C.
Shatswell, MacLeod & Company, P.C.
Peabody, Massachusetts
June 3, 2016